MassRoots Crosses 375,000 Users; Becomes Verified By Twitter

Denver, CO (June 15, 2015): MassRoots (OTCQB: MSRT), one of the largest and most active social networks for cannabis consumers, is pleased to announce it has crossed 375,000 users who have interacted more than 140 million times over its network. Additionally, since the Company last announced its traction update on May 11, it has grown its Facebook from 45,000 to 95,000 followers and its Instagram from 180,000 to 210,000 followers. This past weekend, MassRoots became one of the first cannabis-related brands to be verified by Twitter.

Last week, Awesomepova Research released its June Social Media Traction Report on user apps in the cannabis space. It found MassRoots has the largest cannabis-related social media following on Instagram and Twitter, and the fourth highest on Facebook. MassRoots plans to start recommending its users to review its app in the App Store and Google Play in order to bolster its reviews, one of the only areas of weakness found in the report.

“Over the past few months, our main focus has been creating a scalable, predicable growth model that will enable MassRoots to rapidly expand its market share among cannabis consumers,” stated MassRoots CEO Isaac Dietrich. “We are exceeding both our external and internal growth goals and I could not be more proud of the now 22-employee strong MassRoots team.”

“Now that MassRoots is on a sustainable, predicable growth pattern towards one million users, we are shifting our focus to generating revenue. We anticipate charging dispensaries and cannabis-related brands to advertise to our 375,000 users later this summer and, much like our user-base, we expect to continuously grow our revenue month over month. We believe MassRoots will be one of the foremost platforms for businesses looking to advertise their products and services to cannabis consumers.”

About MassRoots

MassRoots is one of the largest and most active communities of cannabis consumers with 375,000 users. It is proud to be affiliated with the leading organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by CNN, Fox Business, CNBC, Fortune, BBC, Cannabist and the New York Times. For more information, please visit Corporate.MassRoots.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations, potential partnerships with other businesses, the success of events that we are attending, and other information, is based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future.

Forward-looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' advertising business, potential partnerships with Flowhub, success of investor events attended by the Company,and our related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, the success of our advertising initiatives, the continued growth and engagement of our user base, our ability to work with partners of the Company, and unforeseen technical or other problems or issues that could affect the performance of our products or our business. Further information on our risk factors is contained in our filings with the SEC, including our Registration Statement on Form S-1 filed with the SEC on August 26, 2014. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

Contact:

Isaac Dietrich
Isaac@MassRoots.com

720.442.0052